Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in each of the following Registration Statements and the related prospectuses:

(1)	Registration Statement (Form S-3 No. 333-137006) of Stereotaxis, Inc. pertaining to the registration of up to 1,150,849 shares of its common stock, $0.001 par value,

(2)	Registration Statement (Form S-8 No. 333-120135) pertaining to the Stereotaxis, Inc. 2004 Employee Stock Purchase Plan, the Stereotaxis, Inc. 2002 Stock Incentive Plan, the Stereotaxis, Inc. 2002 Non-Employee Directors’ Stock Plan, and the Stereotaxis, Inc. 1994 Stock Plan,

(3)	Registration Statement (Form S-3 No. 333-156466) pertaining to the registration of $10,970,100 of common stock, $0.001 par value, warrants or units, and

(4)	Registration Statement (Form S-3 No. 333-137007) pertaining to the registration of $75,000,000 of debt securities, common stock, preferred stock, warrants and units.

of our report dated March 12, 2009, except Note 19, as to which the date is August 6, 2009, with respect to the financial statements and schedule of Stereotaxis, Inc., included in the Current Report on Form 8-K.

/s/ Ernst & Young LLP

St. Louis, Missouri

August 6, 2009